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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K/A, into Quidel Corporation's previously filed Registration Statements File Nos. 333-72603 and 333-44218.

/s/ ARTHUR ANDERSEN LLP
San Jose, California
February 20, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS